Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
December 27, 2007

VISTA INTERNATIONAL TECHNOLOGIES, INC. UPDATE

DENVER, CO - December 27, 2007 - (PRNEWSWIRE) - Vista International Technologies (VVIT) is pleased to provide investors with an update on the execution of its global development strategy. The company has been focused on expanding the market for its renewable energy technologies, specifically its thermal gasifier system, and has made significant progress. The company is currently in discussions to finalize a project in China and is expanding its development efforts in various provinces in China. The company is also discussing waste to energy projects with officials from Mexico and southeastern Europe and has received expressions of interest for a waste to energy project in Hawaii.
In order to properly service the needs of our growing business development activities, the company expects to open offices in Hawaii, Mexico, and southeastern Europe in the near future. In addition, VVIT has been working closely with its parent company, Vista International Inc., to develop these new projects, expand VVIT’s core technologies, and attract additional key personnel to the company.
Management will send out additional updates in coming weeks to provide investors with more specific information on the company’s progress.

Statements in this press release other than historical facts are "forward-looking" statements within the meaning of section 27A of the Securities Act of 1933, section 21E of the Securities Exchange Act of 1934. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results. Future operating results of the Company are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements. Readers are advised to review the “forward looking statements” included in our reports which are filed with the Securities and Exchange Commission.

"We are reducing the carbon footprint, one step at a time"

Contact info:

Barry Kemble, CEO
Timothy Peach, CFO
Vista International Technologies Inc.
8001 InterPort Blvd. Suite 260
Englewood, CO 80112
Phone: 303-690-8300
info@nathanielenergy.com
www.nathanielenergy.com
www.viti.us.com